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                                                                     Exhibit 3.b

[PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]



                        CONSENT OF JAMES BERNSTEIN, ESQ.

                                 April 9, 2001

Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 333-71763).


                                             /s/ James Bernstein
                                             ----------------------------------
                                             James Bernstein
                                             Assistant Secretary

April 9, 2001